     As filed with the Securities and Exchange Commission on August 26, 1999
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             SPATIAL TECHNOLOGY INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                               ------------------

        Delaware                                        84-1035353
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               ------------------

                          2425 55th Street, Suite 100
                             Boulder, Colorado 80301
                                 (303) 544-2900
                    ----------------------------------------
                    (Address of principal executive offices)

                               ------------------

                           1996 Equity Incentive Plan
                          Employee Stock Purchase Plan
                       1998 Non-Officer Stock Option Plan

                               ------------------

                            (Full title of the plans)

                                 R. Bruce Morgan
                      President and Chief Executive Officer
                             Spatial Technology Inc.
                           2425 55th Street, Suite 100
                             Boulder, Colorado 80301
                                 (303) 544-2900
      -------------------------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:
                             Michael L. Platt, Esq.
                               Cooley Godward LLP
                        2595 Canyon Boulevard, Suite 250
                          Boulder, Colorado 80302-6737
                                 (303) 546-4000

                               ------------------

                                                                     Page 1 of 6
                                                         Exhibit Index at Page 6

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE          OFFERING PRICE PER     AGGREGATE OFFERING PRICE    AMOUNT OF REGISTRATION
      BE REGISTERED           REGISTERED (1)             SHARE (2)                     (2)                       FEE
--------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.01)                   480,000                   $3.5625                 $1,710,000                   $475.38
================================================================================================================================

(1) Comprised of 225,000, 125,000 and 130,000 shares of Common Stock to be registered under the 1996 Equity Incentive Plan, as amended, the Employee Stock Purchase Plan, as amended, and the 1998 Non-Officer Stock Option Plan, as amended, respectively.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based on (a) the weighted average exercise price for shares subject to options previously granted under the Registrant's 1996 Equity Incentive Plan, as amended, and the 1998 Non-Officer Stock Option Plan, as amended, and (b) the price per share and aggregate offering price based upon the average of the high and low prices of Registrant's Common Stock on August 23, 1999 as reported on the American Stock Exchange for shares issuable upon exercise of options available for grant under the 1996 Equity Incentive Plan, as amended, the Employee Stock Purchase Plan, as amended, and the 1998 Non-Officer Stock Option Plan, as amended. The following chart illustrates the calculation of the registration fee:

    ==============================================================================================================================
           TYPE OF SHARES             NUMBER OF SHARES         OFFERING PRICE PER SHARE           AGGREGATE OFFERING PRICE
    ------------------------------------------------------------------------------------------------------------------------------
    Shares issuable pursuant to
    options outstanding under
    the 1996 Equity Incentive             168,757                    $4.2745 (a)                          $721,351.80
    Plan, as amended, and the
    1998 Non-Officer Stock
    Option Plan, as amended.
    ------------------------------------------------------------------------------------------------------------------------------
    Shares issuable upon
    exercise of options
    available for grant under
    the 1996 Equity Incentive             311,243                    $3.5625 (b)                        $1,108,803.18
    Plan, as amended, the 1998
    Non-Officer Stock Option
    Plan, as amended, and the
    Employee Stock Purchase
    Plan, as amended
    ------------------------------------------------------------------------------------------------------------------------------
    Proposed Maximum Aggregate                                                                             $1,710,000
    Offering Price
    ------------------------------------------------------------------------------------------------------------------------------
                                                                                                            x .000278

    ------------------------------------------------------------------------------------------------------------------------------
    Registration Fee                                                                                          $475.38
    ==============================================================================================================================

         (a) Weighted average exercise price.

         (b) American Stock Exchange average of the high and low prices of the Registrant's Common Stock on August 23, 1999.

================================================================================
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

================================================================================

                                       2.

                                     PART I

ITEM 1.  PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Spatial Technology Inc., a Delaware corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) The Registration Statement on Form S-8 No. 333-14429 filed on October 18, 1996;

         (b) The Registration Statement on Form S-8 No. 333-56079 filed on June 4, 1998;

         (c) The Registration Statement on Form S-8 No. 333-59569 filed on July 22, 1998;

         (d) The Company's latest annual report on Form 10-KSB for the fiscal year ended December 31, 1998;

         (e) The Company's latest quarterly report on Form 10-QSB for the quarter ended March 31, 1999;

         (f) The Company's latest quarterly report on Form 10-QSB for the quarter ended June 30, 1999;

         (g) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed on October 16, 1996; and

         (h) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not required to be filed with this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not required to be filed with this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


                                       3.

ITEM 8.  EXHIBITS

                                    EXHIBITS

    EXHIBIT
    NUMBER
    -------
    3(i).3*             Restated Certificate of Incorporation of the Company.

    3(ii).5*            By-laws of the Company.

    4.1*                Reference is made to Exhibits 3(i).1 through 3(ii).2.

    4.2*                Specimen Stock Certificate

    5.1                 Opinion of Cooley Godward LLP.

    23.1                Consent of KPMG LLP.

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

    24.1                Power of Attorney is contained on the signature pages.

    99.4                1996 Equity Incentive Plan as amended.

    99.5                Employee Stock Purchase Plan as amended.

    99.6                1998 Non-Officer Stock Option Plan as amended.

    * Incorporated by reference to the Company's Registration Statement on Form SB-2, File No. 333-5416-D, as amended.

ITEM 9.  UNDERTAKINGS

Not required to be filed with this Registration Statement.



                                       4.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on August 26, 1999.

                                        SPATIAL TECHNOLOGY INC.

                                        By: /s/ R. Bruce Morgan
                                           -------------------------------------
                                           R. Bruce Morgan
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Bruce Morgan and Richard M. Sowar, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                 TITLE                                       DATE
/s/ Richard M. Sowar                                      Chief Technical Officer and Chairman        August 26, 1999
------------------------------------------------------    of the Board of Directors
Richard M. Sowar


                                                          President, Chief Executive Officer
/s/ R. Bruce Morgan                                       Director (Principal Executive and           August 26, 1999
------------------------------------------------------    Financial Officer)
R. Bruce Morgan

/s/ Todd S. Londa                                         Vice President, Administration,             August 26, 1999
------------------------------------------------------    Corporate Controller and Secretary
Todd S. Londa                                             (Principal Accounting Officer)


/s/ Philip E. Barak                                       Director                                    August 26, 1999
------------------------------------------------------
Philip E. Barak

/s/ H. Robert Gill                                        Director                                    August 26, 1999
------------------------------------------------------
H. Robert Gill

/s/ M. Thomas Hull                                        Director                                    August 26, 1999
------------------------------------------------------
M. Thomas Hull

/s/ Fred F. Nazem                                         Director                                    August 26, 1999
------------------------------------------------------
Fred F. Nazem




                                       5.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION                                    SEQUENTIAL PAGE NUMBER
5.1          Opinion of Cooley Godward LLP

23.1         Consent of KPMG LLP

23.2         Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement

24           Power of Attorney is contained on the signature pages.

99.4         1996 Equity Incentive Plan, as amended as of January 26, 1999.

99.5         Employee Stock Purchase Plan, as amended as of January 26, 1999.

99.6         1998 Non-Officer Stock Option Plan, as amended as of June 25, 1999.